UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 21, 2016

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive
Westminster, MA 01473
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2016, TechPrecision Corporation (the "Company") entered into a Termination, Separation and Release Agreement (the "Separation Agreement") with Richard F. Fitzgerald, who served as Chief Financial Officer of the Company until October 23, 2015.  The Separation Agreement is dated and effective as of June 14, 2016. The Separation Agreement concludes Mr. Fitzgerald's employment agreement with the Company, dated March 23, 2009.  Pursuant to the Separation Agreement, until October 23, 2016, Mr. Fitzgerald will provide services as a consultant to the Company as set forth in the Separation Agreement, and the Company will pay Mr. Fitzgerald, in scheduled installments through May 2017, an aggregate amount of $216,666.70.  In addition, the Company will pay legal expenses up to $7,953.65 incurred by Mr. Fitzgerald in connection with negotiating and entering into the Separation Agreement.

In addition to the compensation arrangements described above, the Separation Agreement contains customary provisions relating to confidentiality, non-competition, and non-disparagement and includes provisions for a general release of claims.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Termination, Separation and Release Agreement, dated June 14, 2016 between TechPrecision Corporation and Richard F. Fitzgerald

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2016	By: /s/ Thomas Sammons
Name: Thomas Sammons Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Termination, Separation and Release Agreement, dated June 14, 2016 between TechPrecision Corporation and Richard F. Fitzgerald